Exhibit 10.6

DEBT SERVICE RESERVE REPLENISHMENT PAYMENT GUARANTY

This DEBT SERVICE RESERVE REPLENISHMENT PAYMENT GUARANTY (this “Guaranty”), dated as of March 26, 2021 is executed by the undersigned (“Guarantor”), to and for the benefit of ARBOR PRIVATE LABEL, LLC, a Delaware limited liability company

(“Lender”).

RECITALS:

A.Pursuant to that certain Loan and Security Agreement dated as of the date hereof, by and between CF SUMMERFIELD MULTIFAMILY DST, a Delaware statutory trust (“Borrower”) and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender is making a loan to Borrower in the original principal amount of SEVENTY-SIX MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($76,575,000.00) (the “Mortgage Loan”), as evidenced by that certain Promissory Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B.The Note will be secured by, among other things, a Security Instrument (as defined in the Loan Agreement) encumbering the real property described in the Security Instrument (the “Mortgaged Property”).

C.An affiliate of Guarantor owns an indirect interest in Borrower and Guarantor will benefit from Lender making the Mortgage Loan to Borrower.

D.As a condition to making the Mortgage Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Mortgage Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

AGREEMENTS:

1.	Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Guaranty.

2.	Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

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3.	Guaranteed Obligations.

Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of (collectively, the “Guaranteed Obligations”):

(a)all amounts, obligations and liabilities of Borrower to make Debt Service Reserve Replenishment Payments pursuant to Section 13.02 of the Loan Agreement; and

(b)any obligation hereunder to pay Lender costs or expenses (including, but not limited to, any obligation contained in Section 14 hereunder); provided, however, that the obligation set forth in this Section 3(b) shall survive the payment of the Indebtedness.

4.	Intentionally Omitted.
5.	Guaranty of Payment; Community Property.

Guarantor’s obligations under this Guaranty constitute an irrevocable present and unconditional guaranty of payment and not merely a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs).  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.  If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor’s spouse is a community property jurisdiction, Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all Guarantor’s separate property and Guarantor’s interest in any community property.

6.	Obligations Unsecured; Cross-Default.

The obligations of Guarantor under this Guaranty shall not be secured by the Security Instrument or the Loan Agreement.  However, a default under this Guaranty shall be an Event of Default under the Loan Agreement, and a default under this Guaranty shall entitle Lender to be able to exercise all of its rights and remedies under the Loan Agreement and the other Loan Documents.

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7.	Continuing Guaranty.

The obligations of Guarantor under this Guaranty shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any provision of this Guaranty, the Note, the Loan Agreement, the Security Instrument or any other Loan Document.  Guarantor agrees that performance of the obligations hereunder shall be a primary obligation, shall not be subject to any counterclaim, set-off, recoupment, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of the obligations hereunder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a)any furnishing, exchange, substitution or release of any collateral securing repayment of the Mortgage Loan, or any failure to perfect any lien in such collateral;

(b)any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of the obligations hereunder or Lender to conform or comply with any term of any of the Loan Documents or failure of Lender to give notice of any Event of Default;

(c)any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred upon it in any of the Loan Documents, or any other action or inaction on the part of Lender;

(d)any Bankruptcy Event, or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Guarantor or any other guarantor of the obligations hereunder, or any of their respective property or creditors or any action taken by any trustee or receiver or by any court in such proceeding;

(e)any merger or consolidation of Borrower into or with any entity or any sale, lease or Transfer of any asset of Borrower, Guarantor or any other guarantor of the obligations hereunder to any other Person;

(f)any change in the ownership of Borrower or any change in the relationship between Borrower, Guarantor or any other guarantor of the obligations hereunder, or any termination of such relationship;

(g)any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of the obligations hereunder, or any obligation or agreement contained in any of the Loan Documents; or

(h)any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing, and whether seen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor to the fullest extent permitted by law.

Notwithstanding the foregoing, this Guaranty shall terminate and be of no force and effect upon the termination of Borrower’s obligation to maintain a Debt Service Reserve pursuant to Section 13.02 of the Loan Agreement.

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8.	Guarantor Waivers.

Guarantor hereby waives:

(a)the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty (and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor);

(b)the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors;

(c)diligence in collecting the Indebtedness, presentment, demand for payment, protest and all notices with respect to the Loan Documents and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest and notice of the incurring by Borrower of any obligation or indebtedness; and

(d)all rights to require Lender to:

(1)proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

(2)proceed against or pursue any remedy it may now or hereafter have against Borrower or any guarantor, or, if Borrower or any guarantor is a partnership, any general partner of Borrower or general partner of any guarantor; or

(3)demand or require collateral security from Borrower, any other guarantor or any other Person as provided by applicable law or otherwise.

9.	No Effect Upon Obligations.

At any time or from time to time and any number of times, without notice to Guarantor and without releasing, discharging or affecting the liability of Guarantor:

(a)the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(b)the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(c)the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(d)the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(e)any or all payments due under the Loan Agreement or any other Loan Document may be reduced;

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(f)any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;

(g)any amounts under the Loan Agreement or any other Loan Document may be released;

(h)any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

(i)the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(j)any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine in its discretion; and

(k)any other terms of the Loan Documents may be modified as required by Lender.

10.	Joint and Several Liability.

If more than one Person executes this Guaranty as Guarantor, such Persons shall be liable for the obligations hereunder on a joint and several basis.  Lender, in its discretion, may:

(a)to the extent permitted by applicable law, bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other guarantor, jointly and severally (solitarily instead for purposes of Louisiana law), or against any one or more of them;

(b)compromise or settle with any one or more of the Persons constituting Guarantor, or any other guarantor, for such consideration as Lender may deem proper;

(c)discharge or release one or more of the Persons constituting Guarantor, or any other guarantor, from liability or agree not to sue such Person; and

(d)otherwise deal with Guarantor and any guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

Nothing contained in this Section 10 shall in any way affect or impair the rights or obligations of Guarantor with respect to any other guarantor.

11.	Subordination of Affiliated Debt.

Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

12.	Subrogation.

Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty,

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whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the Insolvency Laws.

13.	Payment by Guarantor.

If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

14.	Payment of Expenses.

Guarantor shall, within ten (10) Business Days of Lender’s demand, pay Lender any and all costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and costs, and reasonable attorneys’ fees and costs incurred in prosecuting a claim to recover attorneys’ fees and costs) incurred by Lender (i) in the enforcement of this Guaranty, (ii) in the prosecution or preservation of Lender’s rights under this Guaranty, or (iii) in connection with any amendment to this Guaranty and/or any other Loan Document.  The obligation contained in this Section 14 shall survive the payment of the Indebtedness.

15.	Voidable Transfer.

If any payment by Borrower is held to constitute a preference under any Insolvency Laws or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty.  It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.  If any payment by any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the obligations guaranteed hereunder shall automatically be revived, reinstated and restored by the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and legal fees incurred by Lender in connection therewith, and shall exist as though such Voidable Transfer had never been made, and any other guarantor, if any, shall remain liable for such obligations in full.

16.	Intentionally Omitted.
17.	Net Worth/Liquidity.

Guarantor shall deliver to Lender such Guarantor financial statements as required by Section 8.02 (Books and Records; Financial Reporting – Covenants) of the Loan Agreement, including, if available, audited financial statements upon request.  So long as the Mortgage Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor shall maintain (i) a minimum Net Worth (as defined herein) of not less than

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$40,000,000.00 and (ii) Liquidity (as defined herein) of no less than $4,000,000.00 (the above items, (i) and (ii), collectively, the “Minimum Financial Criteria”).  Guarantor shall deliver to Lender, within sixty (60) days after the end of each calendar year, (x) a statement of net worth in a form reasonably satisfactory to Lender, prepared and certified by Guarantor and (y) a certification from Guarantor stating that Guarantor is in compliance with the Minimum Financial Criteria.

As used herein:

“Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor as of such date, which total assets shall exclude any direct or indirect interest attributable to the Property, less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP, which total liabilities shall exclude any direct or indirect interest attributable to the Property.

“Liquidity” shall mean (a) unencumbered Cash and Cash Equivalents of Guarantor and (b) marketable securities of Guarantor, each valued in accordance with GAAP (or other principles acceptable to Lender) and held in the United States.

“Cash and Cash Equivalents” shall mean all unrestricted or unencumbered (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively; (aa) any funds deposited or invested by Guarantor in accounts maintained with Lender and which are not held in escrow for, or pledged as security for, any obligations of Guarantor, Borrower and/or any of their affiliates; (bb) money market funds having assets under management in excess of $2,000,000,000.00 and/or (cc) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Security Act of 1933 (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by Guarantor.

18.	Representations.

Guarantor represents and warrants that:

(a)To the extent Guarantor is not a natural person, (i) Guarantor has the full corporate, trust, limited liability company or partnership power and authority, as applicable, to execute and deliver this Guaranty and to perform its obligations hereunder, (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized, and (iii) all requisite corporate, trust, limited liability company or partnership action, as applicable has been taken by Guarantor to make this Guaranty valid and binding upon Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court;

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(b)this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court; and

(c)there are no claims, actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, which claims, actions, suits, or proceedings, if adversely determined (individually or in the aggregate) reasonably would be expected to materially adversely affect title to the Mortgaged Property, the use, operation or value of the Mortgaged Property, the principal benefit of the security granted to Lender pursuant to the Loan Documents, the validity or enforceability of the Security Instrument, the financial condition or business of Borrower or Guarantor, the current ability of the Mortgaged Property to generate sufficient cash flow to service the Mortgage Loan, Guarantor’s ability to perform its obligations under this Guaranty or the Environmental Indemnity, Borrower’s ability to perform its obligations under the Loan Agreement or the other Loan Documents or Borrower’s ability pay its obligations when due or the condition, operation, or ownership of the Mortgaged Property (except claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

19.	Further Assurances.

Guarantor acknowledges that Lender (including its successors and assigns) may sell or transfer the Mortgage Loan, or any interest in the Mortgage Loan.

(a)Guarantor shall, subject to Section 19(b) below:

(1)cooperate with Lender to comply with the reasonable requirements of Lender or any Investor of the Mortgage Loan or provide, or cause to be provided, to Lender or any Investor of the Mortgage Loan within ten (10) days of the request, at Borrower’s and Guarantor’s cost and expense, such further documentation or information as Lender or Investor may reasonably require, in order to enable:

(A)Lender to sell the Mortgage Loan to such Investor;

(B)Lender to obtain a refund of any commitment fee from any such Investor; or

(C)any such Investor to further sell or securitize the Mortgage Loan;

(2)confirm that Guarantor is not in default under this Guaranty or in observing any of the covenants or agreements contained in this Guaranty (or, if Guarantor is in default, describing such default in reasonable detail); and

(3)execute and deliver to Lender or any Investor such other documentation, including any amendments, corrections, deletions or additions to this Guaranty as is reasonably required by Lender or such Investor; provided, however, that Guarantor shall only be obliged to execute such documentation if, in the opinion of Guarantor’s counsel, such documentation would not increase Guarantor’s obligations and liabilities or decrease Guarantor’s rights under the this Guaranty other than to a de minimis extent.

(b)Nothing in this Section 19 shall require Guarantor to do any further act that has the effect of:

(1)changing the essential economic terms of the Mortgage Loan;

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(2)imposing on Borrower or Guarantor greater personal liability under the Loan Documents than that set forth in the Loan Documents; or

(3)materially changing the rights and obligations of Borrower or Guarantor under the Loan Documents.

20.	Successors and Assigns.

Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned.  Guarantor may not assign its rights, duties or obligations under this Guaranty, in whole or in part, without Lender’s prior written consent and any such assignment shall be deemed void ab initio.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

21.	Final Agreement.

Guarantor acknowledges receipt of a copy of each of the Loan Documents and this Guaranty.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty.  Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.

22.	Governing Law and Jurisdiction.

THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION

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OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

SEYFARTH

620 EIGHTH AVENUE

32ND FLOOR

NEW YORK, NEW YORK 10018-1405
ATTN: ANDREW PEARLSTEIN, ESQ.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

23.	Time is of the Essence.

Guarantor agrees that, with respect to each and every obligation and covenant contained in this Guaranty, time is of the essence.

24.	No Reliance.

Guarantor acknowledges, represents and warrants that:

(a)it understands the nature and structure of the transactions contemplated by this Guaranty and the other Loan Documents;

(b)it is familiar with the provisions of all of the documents and instruments relating to such transactions;

(c)it understands the risks inherent in such transactions, including the risk of loss of all or any part of the Mortgaged Property or of the assets of Guarantor;

(d)it has had the opportunity to consult counsel; and

(e)it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Guaranty or any other Loan Document or otherwise relied

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on Lender in any manner in connection with interpreting, entering into or otherwise in connection with this Guaranty, any other Loan Document or any of the matters contemplated hereby or thereby.

25.	Notices.

Guarantor agrees to notify Lender of any change in Guarantor’s address within ten (10) Business Days after such change of address occurs.  All notices under this Guaranty shall be:

(a)in writing and shall be

(1)delivered, in person;

(2)mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(3)sent by overnight courier; or

(4)sent by electronic mail with originals to follow by overnight courier;

(b)addressed to the intended recipient at the notice addresses provided under the signature block at the end of this Guaranty; and

(c)deemed given on the earlier to occur of:

(1)the date when the notice is received by the addressee; or

(2)if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

26.	Construction.

(a)Any reference in this Guaranty to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Guaranty or to a Section or Article of this Guaranty.

(b)Any reference in this Guaranty to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(c)Use of the singular in this Guaranty includes the plural and use of the plural includes the singular.

(d)As used in this Guaranty, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(e)Whenever Guarantor’s knowledge is implicated in this Guaranty or the phrase “to Guarantor’s knowledge” or a similar phrase is used in this Guaranty, Guarantor’s knowledge or such phrase(s) shall be interpreted to mean to the best of Guarantor’s knowledge after reasonable and diligent inquiry and investigation.

(f)Unless otherwise provided in this Guaranty, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval,

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designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(g)All references in this Guaranty to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(h)“Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

27.	WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY GUARANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal (where applicable) or has caused this Guaranty to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Guarantor intends that this Guaranty shall be deemed to be signed and delivered as a sealed instrument.

GUARANTOR:

CANTOR FITZGERALD INCOME TRUST,
INC., a Maryland corporation

By:	/s/ Christopher Milner
Name:	Christopher Milner
Title:	President

Address for Notices to Guarantor:
110 East 59th Street, New York, NY 10022
Email address: Aaron.Wessner@cantor.com

Signature Page to Debt Service Guaranty